POWER OF ATTORNEY


Know all persons by these presents, that the undersigned, David
A. Groshoff, hereby constitutes and appoints each of Joseph J.
Bertini, Kathy M. Loken, Joni S. McCabe, Iona K. Watter, and Ann
S. Cho, signing singly, the undersigned s true and lawful attorney-in-fact and agent in any and all capacities to:

1.	execute for and behalf of the undersigned, in the
undersigned s capacity as an officer of Pacholder High
Yield Fund, Inc., the Company, Form ID and Forms 3, 4
and 5 in accordance with the undersigned s instructions
and Section 16(a) of the Securities Exchange Act of 1934
and the rules under that Act.
2.	do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to
complete and execute any such Forms ID, 3, 4 or 5,
complete and execute any amendment or amendments to
those forms, and timely file those forms with the United
States Securities and Exchange Commission, any stock
exchange or similar authority and the Company; and
3.	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain any terms and conditions as the attorney-in-fact may approve in the attorney-in-fact s discretion.
The undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned hereby ratifies and confirms all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any liabilities that may be associated therewith.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned s holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


*   *   *   *   *   *   *   *   *   *   *


IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 20th day of October, 2006.

_______________________David A. Grosoff_____________________
	Signature





STATE OF OHIO	)
ss.:
COUNTY OF FRANKLIN	)


	On the 20th day of October, 2006, David A. Groshoff personally came before me, and known to me to be the individual described in, and who executed the foregoing Power of Attorney, and acknowledged to me that he executed the same.


___Jessica K. Ditullio, Attorney at Law______
Notary Public
My term expires:  __no expiration date (Section 147.03 RC)_______


















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